Exhibit 99.2

United Bancshares, Inc.

Quarterly Report

December 31, 2020

Shareholders, Clients and Team Members:

Despite the unprecedented operating environment, I am pleased to report that as a result of the efforts of our team members your Company had another successful year. In addition to reporting income before taxes of approximately $16.7 million, return on average tangible equity of 18.53% and return on average assets of 1.42%, all noticeable increases from previous years, your Company also repaid $50 million in FHLB advances, allocated a $6.2 million provision to its reserve for loan losses, and provided more than $125 million in funding to over 1,600 organizations through the Paycheck Protection Program.

Your Company posted record profits for the second consecutive year. Improved year over year results in gain on loan sales ($15.1 million), Paycheck Protection Program loan origination fees ($2.4 million) and decreased deposit interest expense ($2.4 million), were more than sufficient to offset the increased costs of FHLB prepayment penalties ($1 million), non-interest expenses ($6.0 million), and provision for loan losses ($5.7 million). Additionally, the Company maintained better than peer credit quality metrics.

We are also very pleased with the results of the Company’s expansion into Paulding County during the third quarter of 2020. The Company experienced better than expected growth in deposits and loans and we expect to have our permanent location renovated by the end of 2021. We also implemented a new technology in that market by establishing the Company’s first Interactive Teller Machine (ITM). The ITM allows clients to connect virtually with tellers from their local retail location to conduct most transactions. Our future strategic plans will include further deployment of this technology.

The continued accomplishments of your Company is the undeniable result of the ongoing efforts of the Company’s dedicated team members and Board of Directors in implementing our Strategic Plan. Their efforts and our strong corporate values of respect for and accountability to our shareholders, clients, colleagues, and communities are the foundation for the continued success of your Company. Thank you for your ongoing support and the trust you have placed in us.

Respectfully,

Brian D. Young

President and CEO

United Bancshares, Inc.

and Subsidiaries

Financial Information (unaudited)	Year ended December 31, 2020	Year ended December 31, 2019
	(dollars in thousands, except per share data)
Condensed Statement of Income
Interest income	$40,030	$37,819
Interest expense	6,988	8,924
Net interest income	33,042	28,895
Provision for loan losses	6,200	550
Net interest income after provision for loan losses	26,842	28,345
Non-interest income	27,000	15,048
Non-interest expenses	37,165	31,117
Income before income taxes	16,677	12,276
Provision for income taxes	2,922	1,615
Net income	$13,755	$10,661

Average common shares outstanding (basic)	3,270,996	3,270,878

PER COMMON SHARE
Net income	$4.21	$3.26
Book value	$34.11	$29.00
Tangible book value (non-GAAP)*	$25.17	$20.00
Closing price	$25.44	$22.71

FINANCIAL RATIOS
Return on average assets	1.42%	1.24%
Return on average tangible equity (non-GAAP)*	18.53%	18.49%
Net interest margin, tax equivalent (non-GAAP)*	3.92%	3.76%
Efficiency ratio (non-GAAP)*	61.29%	70.03%
Loans (including held for sale) to deposits	77.83%	83.68%

PERIOD END BALANCES

	As of December 31, 2020	As of December 31, 2019
Assets	$978,532	$880,014
Loans, gross	$634,103	$576,424
Deposits	$838,378	$707,134
Shareholders' equity	$111,599	$94,781

Common shares outstanding	3,271,984	3,268,095

* Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include tangible book value, return on average tangible equity, net interest margin (tax-equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying table. Management, as well as regulators, financial analysts and other investors may use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total shareholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

United Bancshares, Inc.

and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

Shareholders' Equity to Tangible Equity	December 31, 2020	December 31, 2019
Shareholders' equity	$111,599	$94,781
Less goodwill and other intangibles	29,259	29,410
Tangible common equity	$82,340	$65,371
Average Shareholders' equity	$103,547	$87,132
Less average goodwill and other intangibles	29,329	29,484
Average tangible common equity	$74,218	$57,648

Tangible Book Value Per Common Share
Tangible common equity (a)	$82,340	$65,371
Total common shares issued and outstanding (b)	3,271,984	3,268,095
Tangible book value per common share (a)/(b)	$25.17	$20.00

Return on Average Tangible Equity
Net income (c)	$13,755	$10,661
Average tangible common equity (d)	$74,218	$57,648
Return on average tangible common equity (c/d)	18.53%	18.49%

Net Interest Margin, Tax-Equivalent
Net interest income	$33,042	$28,895
Tax-equivalent adjustment	598	489
Tax-equivalent net interest income (e)	$33,640	$29,384
Average earning assets (f)	$857,179	$781,645
Net interest margin, tax-equivalent (e)/(f)	3.92%	3.76%

Efficiency Ratio, Tax-Equivalent
Non-interest expense (g)	$37,165	$31,117
Tax-equivalent net interest income	33,640	29,384
Non-interest income	27,000	15,048
Total revenue (h)	$60,640	$44,432
Efficiency ratio (g)/(h)	61.29%	70.03%

UNITED BANCSHARES, INC.

DIRECTORS Robert L. Benroth Herbert H. Huffman H. Edward Rigel David P. Roach	Daniel W. Schutt – Chairman R. Steven Unverferth Brian D. Young

OFFICERS

Brian D. Young - President/CEO

Heather M. Oatman - Secretary

Stacy A. Cox – Chief Financial Officer

THE UNION BANK COMPANY

DIRECTORS

Robert L. Benroth Anthony M.V. Eramo Herbert H. Huffman Kevin L. Lammon William R. Perry	H. Edward Rigel David P. Roach Carol R. Russell Daniel W. Schutt R. Steven Unverferth
Brian D. Young - Chairman/President/CEO

INVESTOR MATERIALS:

United Bancshares, Inc. has traded its common stock on the NASDAQ Markets Exchange under the symbol “UBOH” since March 2001. Annual and quarterly shareholder reports, regulatory filings, press releases, and articles about United Bancshares, Inc. are available in the Shareholder Information section of our website www.theubank.com or by calling 1-800-837-8111.

Locations

1300 N. Main St.

Bowling Green, OH 43402

419-353-6088

100 S. High St.

Columbus Grove, OH 45830

419-659-2141

101 Progressive Dr.

Columbus Grove, OH 45830

419-659-4250

30 Coal Bend

Delaware, OH 43015

740-549-3400

114 E. 3rd St.

Delphos, OH 45833

419-692-2010

1500 Bright Rd.

Findlay, OH 45840

419-424-1400

461 Beecher Road

Gahanna, OH 43230

614-269-4400

230 W. Madison St.

Gibsonburg, OH 43431

419-637-2124

110 E. North St.

Kalida, OH 45853

419-532-3366

318 S. Belmore St.

Leipsic, OH 45856

419-943-2171

1410 Bellefontaine Ave.

Lima, OH 45804

419-229-6500

3211 Elida Rd.

Lima, OH 45805

419-331-3211

701 Shawnee Rd.

Lima, OH 45805

419-228-2114

111 S. Main St.

Marion, OH 43302

740-387-2265

220 Richland Rd.

Marion, OH 43302

740-386-2171

245 W. Main St.

Ottawa, OH 45875

419-523-2265

103 E. Perry St.

Paulding, OH 45879

419-567-1075

132 E. Front St.

Pemberville, OH 43450

419-287-3211

2660 US Hwy 224, Ste. 3

Plymouth, OH 44865

419-659-2141

468 Polaris Parkway

Westerville, OH 43082

614-269-4402